UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2011
Idenix Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-995-9800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 8, 2011, Idenix Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”), relating to an underwritten public offering of 18,310,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the shares are being sold by the Company. The offering price to the public is $2.80 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $2.63 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds of approximately $48.0 million. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 2,746,500 shares of Common Stock to cover over-allotments, if any, at the same price.
The Shares will be issued pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission, which became effective on October 17, 2008 (File No. 333-153471). A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on April 13, 2011, subject to the satisfaction of customary closing conditions.
A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Concurrently with the underwritten public offering of the Shares pursuant to the Underwriting Agreement (the “Public Offering”) and pursuant to a Concurrent Private Placement Stock Purchase Agreement, dated April 8, 2011 (the “Concurrent Private Placement Stock Purchase Agreement”) by and among the Company and Novartis Pharma AG (“Novartis”) the Company has agreed to sell to Novartis and Novartis has agreed to purchase from the Company at the closing of the Public Offering 1,785,714 shares (the “Novartis Shares”) of the Company’s Common Stock, for an aggregate purchase price of approximately $5.0 million, or a purchase price of $2.80 per share. The closing of the private placement is contingent upon the closing of the Public Offering and subject to the satisfaction of customary closing conditions. Novartis will own approximately 36% of the Company’s outstanding Common Stock following the consummation of the Public Offering and its purchase of the Novartis Shares. A copy of the Concurrent Private Placement Stock Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Concurrent Private Placement Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above with respect to the description of the Public Offering and the concurrent private placement of the Company’s Common Stock with Novartis pursuant to the Concurrent Private Placement Stock Purchase Agreement is incorporated herein by reference into this Item 3.02.
The securities issued or issuable to Novartis pursuant to the Concurrent Private Placement Stock Purchase Agreement will be issued in a private placement without registration under the Securities Act of 1933, as amended, in reliance on the exemptions provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder relating to sales by an issuer not involving any public offering. Novartis represented to the Company in the Concurrent Private Placement Stock Purchase Agreement that it is acquiring the securities for investment and not distribution, that it can bear the risks of the investment, and that it has made detailed inquiry concerning the Company, its business, properties, prospects and financial condition in connection with its purchase of the securities.
Item 8.01. Other Events.
The Company issued a press release on April 8, 2011 announcing the pricing of the Public Offering. This press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
1.1	Underwriting Agreement, dated April 8, 2011, among the Company and J.P. Morgan Securities LLC (as Underwriter).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1	Concurrent Private Placement Stock Purchase Agreement, dated April 8, 2011, between the Company and Novartis Pharma AG

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press Release, dated April 8, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.
Date: April 11, 2011	By:	/s/ Maria D. Stahl
Maria D. Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Underwriting Agreement, dated April 8, 2011, among the Company and J.P. Morgan Securities LLC (as Underwriter).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1	Concurrent Private Placement Stock Purchase Agreement, dated April 8, 2011, between the Company and Novartis Pharma AG

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press Release, dated April 8, 2011